Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-XXXXXX) and related Prospectus of OccuLogix, Inc. (“OccuLogix” or the “Company”) for the registration of 9,441,749 shares of its common stock, and to the incorporation by reference therein of our reports dated March 1, 2006, with respect to the consolidated financial statements of the Company, OccuLogix management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Company, included in its Annual Report (Form 10-K/A) for the year ended December 31, 2005, and to the incorporation by reference therein of our report dated October 27, 2006, with respect to the financial statements of Solx, Inc. included in the Company’s Form 8-K/A, filed with the Securities and Exchange Commission on November 16, 2006.

Toronto, Ontario                                /s/ Ernst & Young LLP
March 6, 2007